Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights First Quarter

PORTSMOUTH, N.H. – October 30, 2014 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the first quarter ended September 30, 2014.

Revenues for the first quarter were $81.3 million, an increase of $14.1 million, or 21%, from the first quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 30% from the first quarter of last year to $40.9 million.

Gross margin for the first quarter was $47.0 million, an increase of $9.2 million from the first quarter of last year. Net loss for the first quarter was $3.3 million, representing a net loss per share of $0.09.

Core net income for the first quarter was $13.9 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $7.6 million, equity-based compensation of $6.3 million, restructuring expenses of $0.3 million and non-cash interest expense of $3.0 million associated with our convertible notes. Core earnings per share was $0.37.

“We had a strong start to the fiscal year, highlighted by 30% growth in subscription and transaction revenue” said Rob Eberle, President and CEO of Bottomline Technologies. “We are successfully developing and delivering innovative cloud-based solutions which extend our competitive advantage, represent new revenue streams and will drive future growth and enterprise value. We see significant growth opportunities in the markets we serve and are focused on capitalizing on those opportunities”.

First Quarter Customer Highlights

•	Signed a new bank channel partner and were selected by thirteen institutions to provide Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	Chosen by eight leading organizations, including Comp Options Insurance Company and Topa Insurance Company, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed nine new deals to provide banks with online account origination technology, enabling the banks to improve their digital presence and increase customer acquisition through digital channels.

•	Leading institutions, such as Sutter Physician Services, Kosmos Energy Ltd. and AllianceBernstein L.P., chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

•	Companies such as Manulife Financial Corporation and John Hancock Life Insurance Co. (USA) selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

First Quarter Strategic Corporate Highlights

•	Named to the 2014 Microsoft Dynamics President’s Club. The Microsoft Dynamics President’s Club honors high-performing Microsoft Dynamics partners with commitments to customers that are reflected in their business success and growth. This prestigious group represents the top 5 percent of Microsoft Dynamics partners worldwide.

•	Selected for the “Global Success” and “Global Payments Flexibility” awards by Aite Group in its 2014 Evaluation of Leading U.S. Cash Management Providers. Aite Group selected Bottomline for the “Global Success” award because Bottomline has the highest number of cash management deployments outside the U.S. and for the “Global Payments Flexibility” award in recognition of innovation displayed with their payments frameworks and ability to launch new payments quickly.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. Our non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs, non-cash pension expenses, non-core charges associated with our convertible notes and other non-core or non-recurring gains or losses that arise from time to time. Non-core charges associated with our convertible notes consist of non-cash interest expense. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP. A reconciliation of the GAAP results to the non-GAAP results for the three months ended September 30, 2014 and 2013 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2014	2013
GAAP net loss	$(3,268)	$(6,048)
Amortization of intangible assets	7,184	5,705
Equity-based compensation	6,331	5,032
Acquisition and integration-related expenses	427	2,670
Restructuring expenses	286	55
Non-cash interest expense	2,965	2,781
Non-cash pension benefit	(3)	—

Core net income	$13,922	$10,195

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and digital banking solutions to banks, corporations, insurance companies and financial institutions around the world. The company’s solutions are used to streamline, automate and manage processes involving global payments, cash management, invoice receipt and approval, collections, risk mitigation, document management, reporting and document archive. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2014 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2014	2013
Revenues:
Subscriptions and transactions	$40,871	$31,549
Software licenses	5,658	4,738
Service and maintenance	32,960	29,322
Other	1,854	1,640

Total revenues	81,343	67,249

Cost of revenues:
Subscriptions and transactions	19,328	15,344
Software licenses	395	366
Service and maintenance	13,284	12,519
Other	1,306	1,226

Total cost of revenues	34,313	29,455

Gross profit	47,030	37,794

Operating expenses:
Sales and marketing	19,202	16,242
Product development and engineering	11,681	8,407
General and administrative	8,277	8,486
Amortization of intangible assets	7,184	5,705

Total operating expenses	46,344	38,840

Income (loss) from operations	686	(1,046)

Other expense, net	(3,647)	(4,040)

Loss before income taxes	(2,961)	(5,086)
Provision for income taxes	307	962

Net loss	$(3,268)	$(6,048)

Basic and diluted net loss per share	$(0.09)	$(0.17)

Shares used in computing basic and diluted net loss per share:	37,647	36,214

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-core charges associated with our convertible notes and other non-core items):(1)

Core net income	$13,922	$10,195

Diluted core net income per share(2)	$0.37	$0.28

1)	Core net income excludes charges for amortization of intangible assets of $7,184 and $5,705, acquisition and integration-related expenses of $427 and $2,670, restructuring expenses of $286 and $55, equity-based compensation of $6,331 and $5,032, non-core charges associated with our convertible notes of $2,965 and $2,781 and other non-core gains of $3 and zero for the three months ended September 30, 2014 and 2013, respectively.
2)	Shares used in computing diluted core earnings per share were 38,069 and 37,071 for the three months ended September 30, 2014 and 2013, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2014	2014

Assets
Current assets:
Cash, cash equivalents and marketable securities	$196,578	$191,478
Accounts receivable	52,571	61,064
Other current assets	25,450	28,238

Total current assets	274,599	280,780

Property and equipment, net	37,303	35,901
Goodwill and intangible assets, net	352,160	372,495
Other assets	10,594	11,167

Total assets	$674,656	$700,343

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,549	$16,283
Accrued expenses	25,153	25,542
Deferred revenue	58,230	66,571

Total current liabilities	93,932	108,396

Convertible senior notes	151,464	148,795
Deferred revenue, non-current	15,445	15,997
Deferred income taxes	22,286	23,537
Other liabilities	13,568	16,192

Total liabilities	296,695	312,917

Stockholders’ equity
Common stock	40	39
Additional paid-in-capital	537,422	530,377
Accumulated other comprehensive income (loss)	(7,053)	6,816
Treasury stock	(19,953)	(20,579)
Accumulated deficit	(132,495)	(129,227)

Total stockholders’ equity	377,961	387,426

Total liabilities and stockholders’ equity	$674,656	$700,343